UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 2, 2020 (February 28, 2020)

CLARIVATE ANALYTICS PLC

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-38911	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Friars House 160 Blackfriars Road London SE1 8EZ United Kingdom
(Address of principal executive offices)
Registrant’s telephone number, including area code: +44 207 433 4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary shares	CCC	New York Stock Exchange
Warrants to acquire ordinary shares	CCC.WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement

On February 28, 2020, subsidiaries of Clarivate Analytics Plc (“Clarivate” or the “Company”) entered into an incremental facility amendment (the “Incremental Facility Amendment”) with Bank of America, N.A. and Citibank, N.A. to the subsidiaries’ existing credit agreement dated as of October 31, 2019 (the “Credit Agreement”), pursuant to which certain borrowers thereunder borrowed $360.0 million in aggregate principal amount of incremental term loans. The terms of the incremental term loans are the same as those applicable to the existing term loans under the Credit Agreement prior to effectiveness of the Incremental Facility Amendment, as more fully described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 under “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Debt Profile—Credit Facilities.” Proceeds of the incremental term loans were used towards consummating the acquisition referred to under Item 2.01. The Incremental Facility Amendment is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On February 28, 2020, Clarivate announced the closing of its acquisition of Decision Resources Group (“DRG”), a premier provider of high-value data, analytics and insights products and services to the healthcare industry, from Piramal Enterprises Limited, part of global business conglomerate Piramal Group. The DRG acquisition was first announced on January 17, 2020.

Clarivate acquired DRG for cash consideration consisting of $900.0 million and expects to issue ordinary shares to the seller following the first anniversary of closing, as described under Item 3.02. Approximately $540.0 million of the cash consideration was funded with the net proceeds of the Company’s offering of 27.6 million ordinary shares, which closed on February 10, 2020, and the balance, together with funds covering fees and expenses associated with the acquisition, was provided by the incremental term loans referred to under Item 1.01 and cash on hand.

The share purchase agreement governing the acquisition (the “DRG Acquisition Agreement”) is filed herewith as Exhibit 2.1 and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities

Pursuant to the DRG Acquisition Agreement, the Company agreed to issue up to 2,895,638 ordinary shares to the seller as partial consideration for the DRG acquisition, to be deferred until the first anniversary of closing. The number of ordinary shares to be issued is subject to adjustment pending the resolution of certain claims against the seller, if any. As of January 17, 2020, the date of the DRG Acquisition Agreement, the 2,895,638 ordinary shares were valued at approximately $50.0 million. The issuance of the ordinary shares is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof. Under the DRG Acquisition Agreement, Clarivate agreed to file a registration statement under the Securities Act in order to permit the seller to dispose of such ordinary shares.

Item 8.01.	Other Events

On March 2, 2020, Clarivate issued a press release announcing closing of the DRG acquisition. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

The Company will file any financial statements required by this Item not later than May 15, 2020 (71 days after the date on which this Form 8-K is required to be filed).

(b)	Pro Forma Financial Information.

The Company will file any pro forma financial information required by this Item not later than May 15, 2020 (71 days after the date on which this Form 8-K is required to be filed).

(d)	Exhibits.

No.	Description
2.1†	Share Purchase Agreement, dated January 17, 2020, by and among PEL-DRG Dutch Holdco B.V., Piramal Enterprises Limited, Clarivate Analytics (US) Holdings Inc., Clarivate Analytics (Canada) Holdings Corp., Camelot UK Bidco Limited, Clarivate Analytics (Singapore) Pte. Ltd., and, for certain limited purposes, Clarivate Analytics Plc (incorporated by reference to Exhibit 2.4 to the Company’s Registration Statement on Form F-1 filed on February 3, 2020)
10.1	Incremental Facility Amendment, dated February 28, 2020, by and among Camelot UK Holdco Limited, Camelot UK Bidco Limited, Camelot Finance S.A., the other borrowers party thereto, the other subsidiaries of the Company party thereto, Bank of America, N.A., as administrative agent, and Citibank, N.A., as lender (incorporated by reference to Exhibit 10.15 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019)
99.1	Press release dated March 2, 2020
†	Schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. Copies of any omitted schedule or exhibit will be furnished to the SEC upon request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 2, 2020	CLARIVATE ANALYTICS PLC
	By:	/s/ Richard Hanks
Richard Hanks
Chief Financial Officer

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